Exhibit 99.1

TransDigm Group Reports Fiscal Fourth Quarter and Year-End Results

Cleveland, Ohio, November 17, 2011/PRNewswire via COMTEX/ — TransDigm Group Incorporated (NYSE: TDG), a leading global designer, producer and supplier of highly engineered aircraft components, today reported results for the fourth quarter and fiscal year ended September 30, 2011.

Highlights for the quarter and fiscal year include:

-	Fourth quarter net sales of $343.0 million, up 53.7% from $223.1 million;

-	Fourth quarter EBITDA As Defined of $171.9 million, up 48.6% from $115.6 million;

-	Fourth quarter adjusted earnings per share of $1.45, up 42.2% from $1.02;

-	Fiscal 2011 net sales of $1,206.0 million, up 45.7% from $827.7 million;

-	Fiscal 2011 net income of $172.1 million, up 5.3% from $163.4 million;

-	Fiscal 2011 earnings per share of $3.17, up 26.2% from $2.52;

-	Fiscal 2011 EBITDA As Defined of $589.9 million, up 43.3% from $411.6 million; and

-	Fiscal 2011 adjusted earnings per share of $4.48, up 33.7% from $3.35.

Net sales for the quarter rose 53.7% to $343.0 million from $223.1 million in the comparable quarter a year ago. Organic net sales growth was approximately 13.7% driven by improvement in both the commercial aftermarket and OEM markets as well as a modest increase in defense sales. The acquisitions of McKechnie Aerospace, Talley Actuation, Semco Instruments and Schneller accounted for the balance of the sales increase.

Net income for the quarter increased 33.1% to $67.4 million, or $1.26 per share, compared with $50.6 million, or $0.96 per share, in the comparable quarter a year ago. The current period includes $3.1 million, or $0.06 per share, from discontinued operations. Income from continuing operations increased 27.0% to $64.3 million, or $1.20 per share, which reflects the net sales growth partially offset by higher interest expense related to the refinancing of the Company’s debt structure in the first quarter of fiscal 2011 and acquisition-related expenses of $8.6 million, net of tax, or $0.17 per share. Net income in the comparable quarter a year ago of $50.6 million, or $0.96 per share, included acquisition-related expenses of $2.4 million, net of tax, or $0.04 per share.

Adjusted net income for the quarter rose 42.7% to $77.2 million, or $1.45 per share, from $54.1 million, or $1.02 per share, in the comparable quarter a year ago.

EBITDA for the quarter increased 44.2% to $160.0 million from $110.9 million for the comparable quarter a year ago. EBITDA As Defined for the period increased 48.6% to $171.9 million compared with $115.6 million in the quarter a year ago. EBITDA As Defined as a percentage of net sales for the quarter was 50.1%.

As previously announced on November 8, 2011, TransDigm entered into a definitive agreement to acquire Harco Laboratories, Inc. for approximately $84 million in cash. The acquisition, subject to review under the Hart-Scott-Rodino Act and other customary closing conditions, is expected to close late in the first quarter of fiscal 2012.

Fiscal 2011 Results

Fiscal 2011 net sales rose 45.7% to $1,206.0 million from $827.7 million in the comparable period last year. This increase is primarily due to recent acquisitions, with organic sales up 12.3%.

Fiscal 2011 net income increased 5.3% to $172.1 million, or $3.17 per share. The current period includes $19.9 million, or $0.37 per share, from discontinued operations. Income from continuing operations decreased 6.9% to $152.2 million, or $2.80 per share, reflecting one-time costs attributable to the capital structure refinancing of $48.1 million, net of tax, or $0.90 per share, acquisition-related expenses of $30.2 million, net of tax, or $0.57 per share and higher interest related to the refinancing in the first quarter of fiscal 2011. In addition, earnings per share were reduced by $0.05 per share due to dividend equivalent payments in the first quarter. Fiscal net income in the comparable period a year ago of $163.4 million, or $2.52 per share, included acquisition-related expenses of $9.6 million, net of tax, or $0.18 per share. In addition, earnings per share were reduced by $0.57 per share due to dividend equivalent payments.

Fiscal 2011 adjusted net income rose 34.7% to $238.9 million, or $4.48 per share, from $177.4 million, or $3.35 per share, in the prior year.

Fiscal 2011 EBITDA (which excludes discontinued operations) increased 20.8% to $475.1 million from $393.2 million in the comparable period a year ago. EBITDA As Defined for the period, increased 43.3% to $589.9 million compared with $411.6 million a year ago. EBITDA As Defined as a percentage of net sales for the year was 48.9%.

“We are pleased with our operating results for the fourth quarter and full fiscal year,” stated W. Nicholas Howley, TransDigm Group’s Chairman and Chief Executive Officer. “The recent acquisitions and strong organic revenue growth in both the commercial OEM and aftermarket aerospace markets contributed to sales growth of almost 50%. The recovery of the commercial aftermarket as well as our proven value driven operating strategy enabled our EBITDA As Defined Margins to finish the year at almost 50%. This margin recovery to near historic levels is the best indication of our progress on integrating the lower margin McKechnie and Talley businesses.”

He continued, “In fiscal 2011, we completed the acquisition of three proprietary aerospace component businesses for approximately $1.6 billion. Additionally, we raised approximately $3.1 billion in debt to both restructure our existing capital structure and finance acquisitions. We ended the year with approximately $380 million in cash and almost $240 million of capacity on our revolving credit facility. This strong liquidity position provides us with adequate financial flexibility to continue to pursue acquisition opportunities and/or optimize our capital structure.”

Please see the attached tables for a reconciliation of net income to EBITDA, EBITDA As Defined, and adjusted net income; a reconciliation of net cash provided by operating activities to EBITDA and EBITDA As Defined, and a reconciliation of earnings per share to adjusted earnings per share for the periods discussed in this press release.

Earnings per share is calculated under the “two-class method.” The application of the two-class method as compared to the treasury stock method requires the inclusion of approximately two million additional shares outstanding for the quarter, which results in dilution of earnings per share by approximately 3% on a fully diluted basis.

Fiscal 2012 Outlook

Assuming no acquisition activity and based upon current market conditions, the Company expects fiscal 2012 financial performance to be as follows:

–	Net sales are anticipated to be in the range of $1,430 million to $1,470 million compared with $1,206 million in fiscal 2011;

–	EBITDA As Defined is anticipated to be in the range of $705 million to $725 million compared with $590 million in fiscal 2011;

–	Net income is anticipated to be in the range of $269 million to $287 million compared with $172 million in fiscal 2011;

–	Earnings per share are expected to be in the range of $4.95 to $5.27 per share based upon weighted average shares outstanding of 53.9 million compared with $3.17 per share in fiscal 2011; and

–	Adjusted earnings per share are expected to be in the range of $5.35 to $5.67 per share compared with $4.48 per share in fiscal 2011.

“Though there is considerable uncertainty regarding the overall economy and even further uncertainty regarding the United States Defense Budget, our fiscal 2012 guidance is based on the following market assumptions,” continued Mr. Howley:

–	In the commercial OEM market, we are assuming revenue growth to be in the mid-teen percentage range.

–	In the commercial aftermarket market, we estimate revenue growth of approximately ten percent. This outlook assumes worldwide revenue passenger mile growth of about four to five percent.

–	In the Defense market, we are assuming a modest decline for the year.

Conference Call

TransDigm Group will host a conference call for investors and security analysts on November 17, 2011, beginning at 11:00 a.m., Eastern Time. To join the call, dial (800) 561-2601 and enter the pass code 71039426. International callers should dial (617) 614-3518 and use the same pass code. A live audio webcast can be accessed online at http://www.transdigm.com. A slide presentation will also be available for reference during the conference call; go to the investor relations page of our website and click on “Presentations.”

The call will be archived on the website and available for replay at approximately 2:00 p.m., Eastern Time. A telephone replay will be available for two weeks by dialing (888) 286-8010 and entering the pass code 35233123. International callers should dial (617) 801-6888 and use the same pass code.

About TransDigm Group

TransDigm Group, through its wholly-owned subsidiaries, is a leading global designer, producer and supplier of highly engineered aircraft components for use on nearly all commercial and military aircraft in service today. Major product offerings, substantially all of which are ultimately provided to end-users in the aerospace industry, include mechanical/electro-mechanical actuators and controls, ignition systems and engine technology, specialized pumps and valves, power conditioning devices, specialized AC/DC electric motors and generators, NiCad batteries and chargers, engineered latching and locking devices, rods and locking devices, engineered connectors and elastomers, cockpit security components and systems, specialized cockpit displays, aircraft audio systems, specialized lavatory components, engineered interior surfaces and lighting and control technology.

Non-GAAP Supplemental Information

EBITDA, EBITDA As Defined, EBITDA As Defined Margin, adjusted net income and adjusted earnings per share are non-GAAP financial measures presented in this press release as supplemental disclosures to net income and reported results. TransDigm Group defines EBITDA as earnings before interest, taxes, depreciation and amortization and defines EBITDA As Defined as EBITDA plus certain non-operating items, effects from the sale on businesses, refinancing costs, acquisition-related costs, transaction-related costs and non-cash charges incurred in connection with certain employee benefit plans. TransDigm Group defines adjusted net income as net income plus purchase accounting backlog amortization expense, effects from the sale on businesses, refinancing costs, acquisition-related costs, transaction-related costs and non-cash charges incurred in connection with certain employee benefit plans. EBITDA As Defined Margin represents EBITDA As Defined as a percentage of net sales. TransDigm Group defines adjusted diluted earnings per share as adjusted net income divided by the total shares for basic and diluted earnings per share. For more information regarding the computation of EBITDA, EBITDA As Defined and adjusted net income and adjusted earnings per share, please see the attached financial tables.

TransDigm Group presents these non-GAAP financial measures because it believes that they are useful indicators of its operating performance. TransDigm Group believes that EBITDA is useful to investors because it is frequently used by securities analysts, investors and other interested parties to measure operating performance among companies with different capital structures, effective tax rates and tax attributes, capitalized asset values and employee compensation structures, all of which can vary substantially from company to company. In addition, analysts, rating agencies and others use EBITDA to evaluate a company’s ability to incur and service debt. EBITDA As Defined is used to measure TransDigm Inc.’s compliance with the financial covenant contained in its credit facility. TransDigm Group’s management also uses EBITDA As Defined to review and assess its operating performance, to prepare its annual budget and financial projections and to review and evaluate its management team in connection with employee incentive programs. Moreover, TransDigm Group’s management uses EBITDA As Defined to evaluate acquisitions and as a liquidity measure. In addition, TransDigm Group’s management uses adjusted net income as a measure of comparable operating performance between time periods and among companies as it is reflective of changes in pricing decisions, cost controls and other factors that affect operating performance.

None of EBITDA, EBITDA As Defined, EBITDA As Defined Margin, adjusted net income or adjusted earnings per share is a measurement of financial performance under GAAP and such financial measures should not be considered as an alternative to net income, operating income, earnings per share, cash flows from operating activities or other measures of performance determined in accordance with GAAP. In addition, TransDigm Group’s calculation of these non-GAAP financial measures may not be comparable to the calculation of similarly titled measures reported by other companies.

Although we use EBITDA and EBITDA As Defined as measures to assess the performance of our business and for the other purposes set forth above, the use of these non-GAAP financial measures as analytical tools has limitations, and you should not consider any of them in isolation, or as a substitute for analysis of our results of operations as reported in accordance with GAAP. Some of these limitations are:

•	neither EBITDA nor EBITDA As Defined reflects the significant interest expense, or the cash requirements necessary to service interest payments, on our indebtedness;

•

although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and neither EBITDA nor EBITDA As Defined reflects any cash requirements for such replacements;

•	the omission of the substantial amortization expense associated with our intangible assets further limits the usefulness of EBITDA and EBITDA As Defined;

•	neither EBITDA nor EBITDA As Defined includes the payment of taxes, which is a necessary element of our operations; and

•	EBITDA As Defined excludes the cash expense we have incurred to integrate acquired businesses into our operations, which is a necessary element of certain of our acquisitions.

Because of these limitations, EBITDA and EBITDA As Defined should not be considered as measures of discretionary cash available to us to invest in the growth of our business. Management compensates for these limitations by not viewing EBITDA or EBITDA As Defined in isolation and specifically by using other GAAP measures, such as net income, net sales and operating profit, to measure our operating performance. Neither EBITDA nor EBITDA As Defined is a measurement of financial performance under GAAP, and neither should be considered as an alternative to net income or cash flow from operations determined in accordance with GAAP. Our calculation of EBITDA and EBITDA As Defined may not be comparable to the calculation of similarly titled measures reported by other companies.

Forward-Looking Statements

Statements in this press release that are not historical facts, including statements under the heading “Fiscal 2011 Outlook,” are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.Words such as “believe,” “may,” “will,” “should,” “expect,” “intend,” “plan,” “predict,” “anticipate,” “estimate,” or “continue” and other words and terms of similar meaning may identify forward-looking statements.

All forward-looking statements involve risks and uncertainties which could affect TransDigm Group’s actual results and could cause its actual results to differ materially from those expressed or implied in any forward-looking statements made by, or on behalf of, TransDigm Group. These risks and uncertainties include but are not limited to: the sensitivity of our business to the number of flight hours that our customers’ planes spend aloft and our customers’ profitability, both of which are affected by general economic conditions; future terrorist attacks; our reliance on certain customers; the U.S. defense budget and risks associated with being a government supplier; failure to maintain government or industry approvals; failure to complete or successfully integrate acquisitions; our substantial indebtedness; potential environmental liabilities; and other factors. Further information regarding the important factors that could cause actual results to differ materially from projected results can be found in TransDigm Group’s Annual Report on Form 10-K and other reports that TransDigm Group or its subsidiaries have filed with the Securities and Exchange Commission. Except as required by law, TransDigm Group undertakes no obligation to revise or update the forward-looking statements contained in this press release.

Contact:	Liza Sabol

Investor Relations

(216) 706-2945

ir@transdigm.com

TRANSDIGM GROUP INCORPORATED

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

FOR THE THIRTEEN WEEK PERIODS AND FISCAL YEARS ENDED                                                                         Table 1

SEPTEMBER 30, 2011 AND SEPTEMBER 30, 2010

(Amounts in thousands, except per share amounts)

(Unaudited)

	Thirteen Week		Fiscal Years
	Periods Ended		Ended
	September 30,	September 30,	September 30,	September 30,
	2011	2010	2011	2010
NET SALES	$342,953	$223,117	$1,206,021	$827,654
COST OF SALES	149,937	90,746	544,836	354,588

GROSS PROFIT	193,016	132,371	661,185	473,066
SELLING AND ADMINISTRATIVE EXPENSES	38,471	25,514	133,711	94,918
AMORTIZATION OF INTANGIBLE ASSETS	12,155	3,577	40,339	15,079

INCOME FROM OPERATIONS	142,390	103,280	487,135	363,069
REFINANCING COSTS	37	—	72,454	—
INTEREST EXPENSE—Net	48,703	27,085	185,256	112,234

INCOME FROM CONTINUING OPERATIONS BEFORE INCOME TAXES	93,650	76,195	229,425	250,835
INCOME TAX PROVISION	29,337	25,560	77,200	87,390

INCOME FROM CONTINUING OPERATIONS	64,313	50,635	152,225	163,445
INCOME FROM DISCONTINUED OPERATIONS, NET OF TAX	3,082	—	19,909	—

NET INCOME	$67,395	$50,635	$172,134	$163,445

NET INCOME APPLICABLE TO COMMON STOCK	$67,395	$50,635	$169,323	$133,132

Net earnings per share:
Net earnings per share from continuing operations—basic and diluted	$1.20	$0.96	$2.80	$2.52
Net earnings per share from discontinued operations—basic and diluted	0.06	—	0.37	—

Net earnings per share	$1.26	$0.96	$3.17	$2.52

Cash dividends paid per common share	$—	$—	$—	$7.65
Weighted-average shares outstanding:
Basic and diluted	53,333	52,924	53,333	52,923

TRANSDIGM GROUP INCORPORATED

SUPPLEMENTAL INFORMATION—RECONCILIATION OF EBITDA,

EBITDA AS DEFINED TO NET INCOME                                                                                                                                 Table 2

FOR THE THIRTEEN WEEK PERIODS AND FISCAL YEARS ENDED

SEPTEMBER 30, 2011 AND SEPTEMBER 30, 2010

(Amounts in thousands)

(Unaudited)

	Thirteen Week Periods Ended		Fiscal Years Ended
	September 30, 2011	September 30, 2010	September 30, 2011	September 30, 2010
Net income	$67,395	$50,635	$172,134	$163,445
Less income from discontinued operations	3,082	—	19,909	—

Income from continuing operations	64,313	50,635	152,225	163,445

Adjustments:
Depreciation and amortization expense	17,601	7,631	60,460	30,165
Interest expense, net	48,703	27,085	185,256	112,234
Income tax provision	29,337	25,560	77,200	87,390

EBITDA, excluding discontinued operations	159,954	110,911	475,141	393,234

Adjustments:
Acquisition related expenses (1)	6,168	3,062	29,711	11,682
Stock option expense(2)	5,736	1,667	12,568	6,693
Refinancing costs (3)	37	—	72,454	—

Gross Adjustments to EBITDA	11,941	4,729	114,733	18,375

EBITDA As Defined	$171,895	$115,640	$589,874	$411,609

EBITDA As Defined, Margin (4)	50.1%	51.8%	48.9%	49.7%

(1)

Represents accounting adjustments to inventory associated with acquisitions of businesses and product lines that were charged to cost of sales when the inventory was sold; costs incurred to integrate acquired businesses and product lines into TD Group’s operations, facility relocation costs and other acquisition-related costs; transaction-related costs comprising deal fees; legal, financial and tax due diligence expenses; valuation costs that are required to be expensed as incurred; and reversal of a portion of the earn-out liability related to the Duke’s Aerospace earn-out arrangement.

(2)	Represents the compensation expense recognized by TD Group under our stock option plans.
(3)

Represents costs incurred in connection with the refinancing in December 2010, including the premium paid to redeem our 7 3/4% senior subordinated notes due 2014, the write-off of debt issue costs and unamortized note premium and discount and settlement of the interest rate swap agreement and other expenses.

(4)	The EBITDA As Defined margin represents the amount of EBITDA As Defined as a percentage of sales.

TRANSDIGM GROUP INCORPORATED

SUPPLEMENTAL INFORMATION—RECONCILIATION OF

REPORTED EARNINGS PER SHARE TO                                                                                                                                 Table 3

ADJUSTED EARNINGS PER SHARE

FOR THE THIRTEEN WEEK PERIODS AND FISCAL YEARS ENDED

SEPTEMBER 30, 2011 AND SEPTEMBER 30, 2010

(Amounts in thousands, except per share amounts)

(Unaudited)

	Thirteen Week Periods Ended		Fiscal Years Ended
	September 30, 2011	September 30, 2010	September 30, 2011	September 30, 2010
Reported Earnings Per Share
Net income from continuing operations	$64,313	$50,635	$152,225	$163,445
Less: dividends paid on participating securities	—	—	(2,811)	(30,313)

	64,313	50,635	149,414	133,132
Net income from discontinued operations	3,082	—	19,909	—

Net income applicable to common stock—basic and diluted	$67,395	$50,635	$169,323	$133,132

Weighted-average shares outstanding under the two-class method: (1)
Weighted average common shares outstanding	50,206	49,368	49,888	49,171
Vested options deemed participating securities	3,127	3,556	3,445	3,752

Total shares for basic and diluted earnings per share	53,333	52,924	53,333	52,923

Net earnings per share from continuing operations—basic and diluted	$1.20	$0.96	$2.80	$2.52
Net earnings per share from discontinued operations—basic and diluted	0.06	—	0.37	—

Net earnings per share	$1.26	$0.96	$3.17	$2.52

Adjusted Earnings Per Share

Net income from continuing operations	$64,313	$50,635	$152,225	$163,445

Gross adjustments to EBITDA	11,941	4,729	114,733	18,375
Purchase accounting backlog amortization	5,360	478	15,858	2,977
Tax adjustment	(4,402)	(1,723)	(43,943)	(7,439)

Adjusted net income	$77,212	$54,119	$238,873	$177,358

Adjusted diluted earnings per share under the two-class method	$1.45	$1.02	$4.48	$3.35

(1)

Application of the two-class method as compared to the treasury stock method requires the inclusion of approximately two million additional shares outstanding for the quarter, which results in dilution of earnings per share by approximately 3% on a fully diluted basis.

TRANSDIGM GROUP INCORPORATED

SUPPLEMENTAL INFORMATION—RECONCILIATION OF

DILUTED EARNINGS PER SHARE TO                                                                                                                                   Table 4

ADJUSTED EARNINGS PER SHARE

(Amounts in thousands, except per share amounts)

(Unaudited)

	Thirteen Week Period Ended September 30, 2011	Fiscal Year Ended September 30, 2011	Fiscal Year Ended September 30, 2010
Income from continuing operations	$64,313	$152,225	$163,445
Less: dividends paid on participating securities	—	(2,811)	(30,313)

Net income applicable to common stock	64,313	149,414	133,132
Less: income from discontinued operations	3,082	19,909	—

Income from continuing operations applicable to common stock	$67,395	$169,323	$133,132

Weighted average common shares outstanding	50,206	49,888	49,171
Vested options deemed participating securities	3,127	3,445	3,752

Weighted-average shares outstanding	53,333	53,333	52,923

Earnings from continuing operations	$1.20	$2.80	$2.52
Adjustments to diluted earnings per share:
Refinancing costs	—	0.90	—
Inclusion of the dividend equivalent payment	—	0.05	0.57
Non-cash compensation costs	0.08	0.16	0.08
Acquisition related expenses	0.17	0.57	0.18

Adjusted earnings per share	$1.45	$4.48	$3.35

TRANSDIGM GROUP INCORPORATED

SUPPLEMENTAL INFORMATION—RECONCILIATION OF NET CASH

PROVIDED BY OPERATING ACTIVITIES TO EBITDA, EBITDA AS DEFINED                                                           Table 5

FOR THE FISCAL YEARS ENDED

SEPTEMBER 30, 2011 AND SEPTEMBER 30, 2010

(Amounts in thousands)

(Unaudited)

	Fiscal Years Ended
	September 30, 2011	September 30, 2010
Net Cash Provided by Operating Activities	$260,578	$197,304
Adjustments:
Changes in assets and liabilities, net of effects from acquisitions of businesses	(31,066)	(4,971)
Interest expense—net (1)	175,414	104,656
Income tax provision—current	130,109	85,490
Non-cash equity compensation (2)	(12,574)	(6,704)
Excess tax benefit from exercise of stock options	23,411	17,459
Refinancing costs (3)	(72,454)	—

EBITDA	473,418	393,234
Adjustments:
Acquisition related expenses(4)	33,466	11,682
Stock option expense(5)	12,568	6,693
Refinancing costs (3)	72,454	—
EBITDA from discontinued operations	(2,032)	—

EBITDA As Defined	$589,874	$411,609

(1)	Represents interest expense excluding the amortization of debt issue costs and note premium and discount.
(2)	Represents the compensation expense recognized by TD Group under our stock plans.
(3)

Represents costs incurred in connection with the refinancing in December 2010, including the premium paid to redeem our 73/4% senior subordinated notes due 2014, the write-off of debt issue costs and unamortized note premium and discount, and settlement of the interest rate swap agreement and other expenses.

(4)

Represents accounting adjustments to inventory associated with acquisitions of businesses and product lines that were charged to cost of sales when the inventory was sold; costs incurred to integrate acquired businesses and product lines into TD Group’s operations, facility relocation costs and other acquisition-related costs; transaction-related costs comprising deal fees; legal, financial and tax due diligence expenses; valuation costs that are required to be expensed as incurred; and reversal of a portion of the earn-out liability related to the Dukes Aerospace earn-out arrangement.

(5)	Represents the compensation expense recognized by TD Group under our stock option plans.

TRANSDIGM GROUP INCORPORATED

SUPPLEMENTAL INFORMATION—BALANCE SHEET DATA	Table 6

(Amounts in thousands)

(Unaudited)

	September 30, 2011	September 30, 2010
Cash and cash equivalents	$376,183	$234,112
Trade accounts receivable—Net	189,293	134,461
Inventories	265,317	188,756

Current portion of long-term debt	15,500	—
Accounts payable	62,110	44,226
Accrued liabilities	120,312	68,786

Long-term debt	3,122,875	1,771,646

Total stockholders’ equity	810,949	592,979